Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (this “Agreement” ) is made and entered into on this 24th day of December, 2016, by and between Sierra Private Investments, L.P., a Cayman Islands limited partnership (the ‘Company”), and Pardeep Kohli (“Executive”).

RECITALS

WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of December 18, 2016, with Ranzure Networks Inc., a Delaware corporation (“Ranzure), pursuant to which Ranzure will become an indirect subsidiary of the Company (the “Merger”);

WHEREAS, in connection with the Merger, the Company desires to offer employment to Executive through one of its subsidiaries, as may be designated from time to time by the Company by notice in writing (together with the Company, such entity being the “Employing Entity”) effective as of December 19, 2016, and Executive desires to be employed by the Employing Entity effective as of December 19, 2016, and to render services in the management of certain aspects of the business and affairs conducted by Ranzure, Xura, Inc., Mitel Mobility Inc. and their affiliates as soon as they are (now or, upon their acquisition, become) directly or indirectly controlled by the Company (collectively, the “Business”) on and subject to the terms set forth herein;

WHEREAS, Ranzure and Executive have entered into that certain employment agreement, originally dated May 25, 2016 (the “Prior Employment Agreement”), which, from and after the effectiveness of this Agreement, shall be terminated and replaced in its entirety by this Agreement. This Agreement shall govern the employment relationship between Executive and the Employing Entity and its affiliates from and after the date of this Agreement and supersedes and negates all previous agreements with respect to such relationship, including, without limitation, the Prior Employment Agreement; and

WHEREAS, the Company and Executive desire to set forth in this Agreement the terms under which Executive will serve as Chief Executive Officer of the Business, which will include appointing Executive as the Chief Executive Officer of Sierra Private Holdings II, Ltd. (“Sierra”), and such other entities as the Company desires to designate Executive as Chief Executive Officer and Executive agrees to such designation.

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, the parties hereby agree as follows:

1. Effective Date; Employment Term. This Agreement shall become effective as of December 19, 2016 (the “Effective Date”). The Company agrees to employ Executive, and Executive agrees to serve the Company, on an “at will” basis, which means that either the Company or Executive may terminate Executive’s employment with the Company at any time and for any or no reason, as provided in and subject to Section 5 below. The term of this Agreement shall commence on the Effective Date and continue until Executive’s employment terminates for any reason in accordance with the terms of this Agreement (the “Employment Term”). If the closing of the Merger (the “Closing”) does not occur, and the Merger Agreement is terminated, then upon prompt written notice of either party to the other, the Employment Term shall then end, and the Company shall not have any obligations hereunder, other than payment of any salary and other compensation and benefits then accrued. In that event, the Prior Employment Agreement shall be reinstated, and the Company shall not owe any Severance Pay under section 5.2(c) to Executive.

2. Position and Duties.

2.1 Generally. Executive shall serve as Chief Executive Officer (“CEO”) of the Business, which will include appointing Executive as the Chief Executive Officer of Sierra, and such other entities as the Company desires to designate Executive as Chief Executive Officer and Executive agrees to such designation, and shall have the general management duties, responsibilities, functions and authority customarily exercised by a CEO, subject to the powers, authority and direction of the Board of Directors of Sierra Private Holdings II, Ltd. (the “Board”); provided that, following written notice from the Board the term “Board” as used herein shall instead refer to the board of directors, board of managers or Similar governing body of any designated affiliate of the Company, Executive may be given, and if given shall exercise, such other management authority, responsibilities and opportunities in other areas of the Business’s affairs as may be assigned to Executive by the Board from time to time. Executive shall report to the Board.

2.2 Performance of Duties. During the Employment Term, Executive shall devote his full business and professional time, attention and effort exclusively to the management of the affairs of the Business and the other areas of the Company’s (and its affiliates’) business and affairs as may be assigned to Executive as provided in Section 2.1. It shall not be a violation of this Agreement for Executive to manage personal investments, as long as such activities do not interfere in any material respect with the performance of Executive’s duties hereunder and are not directly or indirectly in conflict or competitive with, or adverse to, the Company, Executive may, at this option perform his duties from Dallas. Texas with reasonable accommodation for business travel.

3. Compensation. For his services under this Agreement, subject to Section 5.2, during the Employment Term Executive shall be entitled to receive the following compensation, commencing as of the Effective Date:

3.1 Base Salary . During the Employment Term, Executive shall be entitled to an annual base salary (the “Base Salary”) at the rate of four hundred and fifty thousand dollars ($450,000) per annum. The Base Salary shall be paid in substantially equal periodic installments in accordance with the Employing Entity’s regular payroll schedule. All payments shall be subject to such withholdings or deductions as may be required by law to be made on account of any taxes or social security contributions of any jurisdiction .. The Base Salary shall be reviewed in good faith by the Board, based upon Executive’s performance, including upon the assignment of new or additional responsibilities, not less often than annually and may be increased, but not decreased.

3.2 Annual Performance Bonus. Executive shall be eligible for an annual incentive bonus (the “Annual Performance Bonus”) for each full fiscal year in the Employment Term (pro rated for the first fiscal year that ends after the Effective Date), provided that Executive remains employed in good standing on the date such Annual Performance Bonus is paid. As CEO of the Business, Executive’s inventive bonus will be based on such terms and conditions (including any applicable performance criteria) as determined by the Board, in its sole discretion. Executive’s target bonus opportunity will be equal to 150% of Executive’s Base Salary, subject to the terms of the applicable bonus plan, payable in the form of a lump sum as soon as practicable, but in no event later than March 15th of the calendar year that immediately follows the calendar year to which the cash bonus relates.

3.3 Long Term Incentive Plan. Prior to the Closing, the Company will adopt a long term incentive plan (the “LTIP”) in a form and with such terms as are reasonably acceptable to Executive. Executive shall be granted one or more awards under the LTIP (each, an “Award”) which shall be subject to the terms of the LTIP.

3.4 Cash Bonus. Executive shall be entitled to participate in a cash bonus opportunity (the “Cash Bonus”) based on the performance of the Business with an initial notional value of $663,409. Subject to Executive’s continued employment under this Agreement, twenty- five percent (25%) of the Cash Bonus shall vest annually on each of the first four anniversaries of the Effective Date and be payable on a Change in Control (as defined in Section 5.1(d) of this Agreement). In the event of a Change in Control while the Executive remains employed under this Agreement, the full amount of the Cash Bonus earned shall vest and become payable pursuant to its terms to Executive.

3.5 Participation in Benefit Programs During the Employment Term, Executive shall be entitled to participate in all of the employee benefit plans and programs for which similarly situated executives of the Employing Entity are generally eligible.

3.6 Vacation and Paid Holidays. During each calendar year of the Employment Term, Executive shall be entitled to four (4) weeks of paid time off in accordance with the Employing Entity’s normal vacation policies and procedures. Additionally, Executive shall be eligible for paid holidays in accordance with the Employing Entity’s policies.

3.7 Indemnification and Insurance. Executive shall be indemnified and advanced expenses to the full extent provided for in the constituent formation documents of the Company (including its limited partnership agreement, as hereafter amended from time to time (the “LPA”)) and to the maximum extent that the Company indemnifies and advances expenses to any of its other directors and senior executive officers against all costs, charges, liabilities and expenses incurred or sustained by Executive in connection with any action, suit or proceeding to which Executive may be made a party by reason of Executive being or having been a director, officer or employee of the Company or any of its affiliates or Executive serving or having served any other enterprise. plan or trust as a director, officer, employee or fiduciary at the request of the Company or any of its affiliates (other than any dispute, claim or controversy arising under or relating to this Agreement (except for this Section 3.7)). The rights to indemnification and advancement of expenses provided by the LPA shall be deemed to be separate contract rights between the Company and Executive, and no repeal or modification of any of such provisions shall adversely affect any right or obligation of Executive existing at the time of such repeal or modification with respect to any state of facts then or previously existing or any proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. In addition, Executive will be entitled to be protection of, and the Company shall cause Executive to be covered by, any insurance policies the Company may elect to maintain generally for the benefit of its directors and senior executive officers and, to the extent not already maintained by Sierra, as of the Effective Date the Company shall obtain Directors and Officers Insurance (“D&O Insurance”) for a coverage amount customary for companies the size of the Business and shall cause Executive to be covered by such D&O Insurance.

4. Expenses. In accordance with the Employing Entity’s reimbursable business expense policies and procedures, as adopted from time to time, the Executive shall be paid or reimbursed for reasonable out-of-pocket expenses incurred by Executive during the Employment Term in conducting the Business’s affairs and in connection with the performance of his duties under this Agreement (such being “Reimbursable Expenses”). It is understood and agreed that Executive may, at his option, continue to reside in Texas and travel to the Business’s locations as is appropriate to perform his duties under this Agreement, with reasonable and documented out-of-pocket expenses for said travel and related expenses (including accommodations) to be reimbursed by the Employing Entity in accordance with that Employing Entity’s policies.

5. Termination of Employment.

5.1 Termination.

(a) Executive’s employment hereunder, and the Employment Term, may be terminated (i) at any time by the Board, the Company or the Employing Entity, in the event of Cause, (ii) by the Board, the Company, or the Employing Entity for any reason other than in the event of Cause, death or Disability (this Section 5.1(a)(ii) collectively, “Without Cause”), with at least 90 days’ advance written notice to Executive, (iii) at any time in the event of Executive’s death, (iv) at any time in the event that Executive has a Disability, (v) by Executive for Good Reason (“Good Reason”), or (vi) by Executive without Good Reason, with at least 90 days’ advance written notice to the Company.

(b) “Cause” shall be defined as (i) the continued failure to substantially perform any lawful and appropriate duties assigned by the Company, the Board or the Employing Entity (other than a failure resulting from Executive’s illness or injury), (ii) the failure or refusal to substantially comply with any lawful employment policies or directives, (iii) engaging in any conduct that is demonstrably injurious to the Business, the Company or any of its affiliates, monetarily or otherwise, including embezzlement, misappropriation of property, misappropriation of a corporate opportunity, or other conduct that, in the reasonable judgment of the Company or the Board, amounts to gross incompetence, (iv) any act of dishonesty, moral turpitude or willful misconduct, (v) conviction of, or the entering of a plea of nolo contendere or guilty with respect to, any felony (of any nature) or any significant violation of a statutory or common law duty of loyalty to the Company or any of its affiliates, or (vi) unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its affiliates; provided, that, a deficiency contained solely in clause (i) or (ii) shall be the basis for a termination for Cause only if Executive shall have failed to cure the deficiency after having been provided a period of 30 days following notice to cure the deficiency, if curable.

(c) “Good Reason” shall be defined as, without Executive’s written consent, the occurrence of any of the following events: (i) a diminution in Executive’s Base Salary below the amount set forth in this Agreement; (ii) a material diminution in Executive’s authority, duties or responsibilities below those set forth in this Agreement; (iii) the relocation of the offices or facility at which Executive is employed to a location more than 75 miles from the office or facility where Executive is principally employed (excluding business travel), which shall initially be in Richardson, Texas; or (iv) a material breach by the Board, the Company or the Employing Entity of any material term or provision of this Agreement. Notwithstanding in this Section 5.1(c) to the contrary, Good Reason shall not exist unless (x) Executive provides written notice to the Company within 90 days after the initial occurrence of any of the events listed in (ii) or (iii) of this Section, (y) the event or condition is not cured within 30 days following their receipt of Executive’s written notice and (z) Executive’s termination date is effective at least 30 but not more than 60 days following the expiration of the cure period as described in the immediately preceding clause (y).

(d) “Change in Control” shall mean a change in ownership or control of the Company or the Business effected through any of the following transactions:

(i) the closing of a merger, consolidation or other reorganization in which a change in ownership or control of the Company or the Business is effected through the acquisition by any person or group of persons comprising a “group” within the meaning of Rule 13d-5(b)(l) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company or an entity, group or person that, prior to such transaction, directly or indirectly controls, is controlled by or is under common control with, the Company) of beneficial ownership (within the meaning of Rule l3d-3 of the Exchange Act) of (x) securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities or (y) more than fifty percent (50%) of the Business (as measured in terms of revenues of the Business), whether through ownership or control of (A) one or more entities that directly or indirectly own or control the Business or (B) the assets of the Business; provided that neither the Merger nor the acquisition of Mitel Mobility will constitute a Change in Control for purposes of this Agreement;

(ii) the closing of a sale, transfer or other disposition (other than to an entity, group or person that, prior to such transaction, directly or indirectly controls, is controlled by or is under common control with, the Company) of all or substantially all of the assets of the Company or the Business; provided that neither the Merger nor the acquisition of Mitel Mobility will constitute a Change in Control for purposes of this Agreement; or

(iii) the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the Exchange Act (other than the Company or an entity, group or person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) acquires directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of (x) securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s existing stockholders or (y) more than fifty percent (50%) of the Business (as measured in terms of revenues of the Business), whether through ownership or control of (A) one or more entities that directly or indirectly own or control the Business or (B) the assets of the Business; provided that neither the Merger nor the acquisition of Mitel Mobility will constitute a Change in Control for purposes of this Agreement.

(e) “Disability” shall be defined as the total and permanent inability of Executive to perform his duties hereunder on account of a physical or mental illness or condition, determined by a licensed physician agreed upon by the Company and Executive.

5.2 Compensation Upon Termination.

(a) Except as otherwise expressly provided herein in the event of any termination of Executive’s employment by the Company, the Board, the Employing Entity, or Executive, all compensation described herein shall cease as of the date of Executive’s separation from service.

(b) If (i) Executive’s employment hereunder terminates in the event of his death or Disability, (ii) Executive terminates his employment hereunder other than for Good Reason, or (iii) the Board, the Employing Entity or the Company terminates Executive’s employment hereunder in the event of Cause, then, in each such case, Executive shall not be entitled to any compensation or payments other than (A) Base Salary earned on or prior to the date of Executive’s separation from service and (B) other vested benefits, if any exist, which will be handled in accordance with their controlling plans and documents.

(c) In the event that : (x) the Company, the Employing Entity or the Board terminates Executive’s employment Without Cause or (y) Executive terminates his employment for Good Reason, then, in either case, Executive shall not be entitled to receive any compensation or payments other than (A) Base Salary earned on or prior to the date of Executive’s separation from service; (B) accelerated vesting with respect to all Awards held by Executive, such that all Awards that would vest based solely on the passage of time within the twelve (12) month period in following the date of such termination shall vest effective as of the date of termination; (C) continued payment of Executive’s Base Salary over a period equal to twelve (12) months; (D) a pro rata portion of the Annual Performance Bonus actually earned for the fiscal year of the termination, based upon the first day of such bonus period through the day Executive’s employment terminated; (E) one (1) year of accelerated vesting with respect to the Cash Bonus; and (F) reimbursement of the health and dental care continuation premiums for Executive and Executive’s dependents incurred by Executive to effect continued participation in group health and dental plan benefits to the extent authorized by and consistent with 29 U.S.C. § 1161 et seq. (commonly known as “COBRA”) for Executive and Executive’s dependents on the same basis as active employees, to the extent that Executive is eligible for and elects continuation coverage under COBRA, until the earlier of (x) the twelve (12) month anniversary of the date of such termination of employment and (y) the date that Executive becomes eligible to participate in any other group health plan, such as that of a spouse or a new employer (collectively, all such compensation and other amounts pursuant to Section 5.2(c)(B)- (F) being “Severance Pay”).

(d) Notwithstanding any other provision of this Agreement, no Severance Pay shall be due or payable unless and until Executive executes a release of claims (which release becomes effective and irrevocable within 60 days following Executive’s separation from service) in form and substance satisfactory to the Company (so long as the terms and conditions thereof are not in conflict with this Agreement and such form and substance reasonably represents market practice) (the “Release”). The Severance Pay due and payable hereunder, if any, shall be paid beginning on the first regular payroll date that occurs more than 60 days following Executive’s separation from service; provided, that any bonus payable pursuant to clause (D) of Section 5.2(c) shall be paid as and when other executive bonuses are payable for the fiscal year of termination but in no event later than the end of the year following the year in which the termination occurs; provided, further, that Awards and the Cash Bonus shall be payable (to the extent vested) pursuant to their terms.

6. Confidential Information. When used in this Agreement, “Confidential Information” shall mean any and all information of or pertaining to the Company or any of its affiliates or related parties or any of their respective past, prospective businesses, business plans, products, services, research development, operations, manufacturing or operating methods, know-how, personnel, assets, liabilities, properties, customers, vendors, suppliers, technology, hardware, marketing, pricing, strategies, research, development, financial condition, results of operations, projections, forecasts, budgets transactions, regulatory affairs, Intellectual Property, discoveries, inventions, methodologies, processes, software, specifications, designs, drawings, data, techniques, strategies, plans, prospects, know-how and ideas, including all information made available to Executive or observed or learned by Executive in connection with his employment hereunder or service on the Board (if applicable), as well as any information and materials that summarize, contain, are based on, are copied, derived or extracted from or otherwise reflect in whole or part any such information. Such term does not, however, include any such information that becomes or is already generally known to the public other than, directly or indirectly, as a result of disclosure by Executive.

Executive acknowledges that employment or continued employment by the Company or the Employing Entity will result in Executive’s exposure and access to Confidential Information. Except as required to perform Executive’s responsibilities for the Business, to comply with law or regulation, or as authorized in writing by the Company, Executive shall hold all Confidential Information in the strictest confidence and shall not, at any time during or after Executive’s employment, use, disclose, or take any action that may result in the use or disclosure of any Confidential Information until such time as such information is generally known to the public other than, directly or Indirectly, as a result of disclosure by Executive.

7. Property. Immediately upon request or the termination of Executive’s employment hereunder, whichever occurs first, Executive shall return to the Company and its affiliates all of their respective Confidential Information and other property, and all property of any third party that is in Executive’s possession or control by virtue of his employment or service on the Board (if applicable). Property to be returned shall include, without limitation, all such documents and things (whether in tangible or electronic format and whether or not containing any Confidential Information) in Executive’s possession or control, including all computer programs, files and diskettes, and all written or printed files, manuals, contracts, memoranda, forms, notes, records and charts.

8. Intellectual Property Rights. Executive shall not, at any time, have or claim any right, title or interest in or to any trade name, patent, trademark, service mark, trade dress, trade design, logo, copyright, intellectual property, methodology, technology, procedure, concept, idea or other similar right or asset (collectively, “Intellectual Property”) belonging to the Company or any of its affiliates, or any third party with which any of them conducts business. Executive shall not have or claim any right, title or interest in or to any material or matter of any kind prepared for, or used in connection with, the business or promotion of the Company or any of its affiliates, or any third party with which any of them conduct business, whether produced, prepared or published in whole or in part by Executive, the Company, any of its affiliates, or any third party with which any of them conduct business. All Intellectual Property that is conceived, devised, made, developed, reduced to practice or perfected by Executive, alone or with others, during the Employment Term (whether or not on the Employing Entity’s premises or during business hours) that is related in any way to the past, current or future business or products of the Company or any of its affiliates or is devised, made, developed, reduced to practice or perfected utilizing personnel, equipment or facilities of the Company or any of its affiliates (“Company Inventions”) shall be promptly disclosed by Executive to the Board, shall be deemed “works for hire” and shall immediately upon creation become the sole, absolute and exclusive property of the Company. If and to the extent that any of such Intellectual Property should be determined for any reason not to be a work for hire, Executive hereby assigns to the Company all of Executive’s right, title and interest in and to such Intellectual Property. To the extent not previously conveyed or assigned to the Company, Executive further assigns to the Company all Intellectual Property that, in whole or in part, was or is (i) conceived devised, made, developed, reduced to practice or perfected by Executive, alone or will others, during the Employment Term (whether or not on the Employing Entity’s premises or during business hours), or (ii) was or is devised, made, developed, reduced to practice or perfected utilizing personnel, equipment or facilities of the Company or any of its affiliates, At the reasonable request and expense of the Company or any of its affiliates but without charges, whether during or at any time after Executive’s employment. Executive shall cooperate fully with the Company and any of its affiliates to secure any Intellectual Property protection or other similar rights in the United States and/or in foreign countries, including the execution and delivery of assignments, patent applications and other documents or papers.

9. Non-Competition and Non-Solicitation.

9.1 Non-Competition

(a) Executive acknowledges that he will have in his employment or other involvement with the Company and its affiliates, access to Confidential Information that, if disclosed, would assist in competition against the Company and/or its affiliates and that Executive will also generate goodwill for the Company and its affiliates in the course of his employment. Therefore, Executive hereby agrees that Executive will not:

(i) during the period beginning on the Effective Date and ending on the eighteen (18) month anniversary of the termination of Executive’s employment (“Restrictive Period”), without the prior written consent of the Company, the Board or the Employing Entity, which consent may be withheld for any reason or for no reason, directly or indirectly, for Executive’s own account or for the account of others, as an officer, director, securityholder (passive or otherwise), owner, member, unitholder, partner, promoter, consultant, advisor, employee, manager or otherwise, participate in the promotion, financing, ownership, operation or management of, or assist in, furnish advice with respect to, or carry on through a proprietorship, partnership, joint venture, corporation, other form of business entity or otherwise, any business that is engaged in, or planning to engage in, a Competing Business in any state in the United States in which the Company or any of its affiliates then conducts business or any foreign country in which the Company or any of its affiliates then conducts business; provided, however, that nothing in this Section 9.1 will prohibit Executive from holding or acquiring beneficial ownership of 1% or less of any class of interests that is listed for trading on a national securities exchange, provided such ownership is passive in nature;

(ii) during the Restrictive Period, directly or indirectly advise or encourage any current customer (or any previous customer within the last twelve months) of the Company or any of its affiliates not to conduct business with the Company or any of its affiliates or solicit or do business with any such customer relating to a Competing Business;

(iii) during the Restrictive Period, directly or indirectly furnish advice to, solicit or do business with any suppliers or vendors, including any importers, exporters, or direct trade partners (or any previous supplier or vendor within the twelve months immediately preceding the relevant measurement date), of the Company or any of its affiliates relating to a Competing Business; or

(iv) during the Restrictive Period, either on Executive’s own behalf or for any other person (other than the Company or any of its affiliates) (1) hire, solicit, interfere with or endeavor to cause any employee of the Company or any of its affiliates to leave his or her employment, or (2) induce or attempt to induce any such employee to breach his or her employment agreement with the Company or any of its affiliates. Notwithstanding the foregoing, nothing herein is intended to prevent, or will prevent, the Executive from directly or indirectly making any general solicitation of employment which is not directed specifically to any such employee of the Company.

(1) “Competing Business” means a business (A) that engages in the business of the Company or any of its affiliates, including developing, marketing, offering, making, importing, offering for sale, licensing, selling, distributing and supporting and providing related services with respect to products of the Company’s subsidiaries and any other telecommunications solutions that enable the delivery of data, voice, video, messaging, voicemail, rich communications and/or enhanced messaging services around the world; or (B) that is the subject of the Company’s or such affiliate’s actual or demonstrably anticipated research and development. During the Employment Term, the Company may in its absolute discretion from time to time designate any additional (but perhaps not obvious) partnership, firm, association, syndicate, company or other entity as a directly competitive business for purposes of this paragraph, upon providing written notice of such designation to the Executive; provided, however, that the definition of Competing Business herein is not intended to apply to services with respect to which Executive has no direct or indirect role in his capacity as Chief Executive Officer of the Business.

(b) If Executive breaches this covenant not to compete, it is understood and agreed that damages, if any, for the breach of this covenant not to compete will accrue and be recoverable by the Company and the Employing Entity as of and from the date of the breach insofar as the damages for such breach relate to an action that occurred within the scope of the geographic area and duration of the covenant not to compete.

(c) This Section 9.1 does not prohibit Executive from engaging in business on behalf of, or providing service to, Siris Capital Group, LLC or any of its portfolio companies.

9.2 Acknowledgment. Executive acknowledges that he has carefully read and considered the provisions of this Section 9. Executive acknowledges that he believes that he has received and will receive sufficient consideration and other benefits to justify the foregoing restriction.

9.3 Severability. The Company and Executive intend this Section 9 to be enforced as written. Nonetheless, if any provisions of this Section 9 as applied in whole or in part to any circumstances are ruled by an arbitrator or court of competent jurisdiction to be invalid or unenforceable, then the ruling shall not affect any other provision of this Section 9, the application of such provision in any other circumstances or jurisdiction, or the validity or enforceability of this Agreement as a whole or any other provision hereof. If any provision of this Section 9 is so ruled unenforceable, the court or arbitrator making such determination shall have the authority to (and in the case of such a ruling the parties shall request such court or arbitrator to) reduce the duration, scope, applicability or geographical coverage of such provision, or delete specific words or phrases in such provision, in each case to the minimum extent necessary such that, in its reduced form, such provision shall then be enforceable as nearly as possible to the provision as written.

9.4 Breach and Effect on Base Salary and Annual Performance Bonus. Any breach of any of the provisions of this Section 9 or of Section 10 by Executive shall terminate all rights to receive any Base Salary, Annual Performance Bonus, Severance Payment and any other amounts referenced in Section 3 or otherwise due to Executive in respect of his employment.

10. Non-Disparagement. Executive covenants and agrees that he will not, directly or indirectly, at any time, make, publish or communicate to any person or in any private or public forum any critical, defamatory or disparaging remarks, comments or statements concerning, or take any other action that is intended to or could reasonably be expected to impugn the business, personal or professional character, reputation or integrity of, the Company, any of its affiliates or any of its existing or prospective personnel, customers, suppliers, investors, businesses, business practices, prospects, products or services. The Company covenants and agrees that it will instruct its Board and executive officers not to, directly or indirectly, at any time, make, publish or communicate to any person or in any private or public forum any critical, defamatory or disparaging remarks, comments or statements concerning, or take any other action that is intended to or could reasonably be expected to impugn the personal or professional character, reputation or integrity of, Executive. This Section 10 does not, in any way, restrict or impede Executive or the Company from exercising legally protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency; provided that such compliance does not exceed that required by such law, regulation or order. In that event, Executive and the Company shall promptly provide written notice thereof to the other party.

11. Survival. The ongoing obligations and interpretive provisions set forth in this Agreement, including Sections 6 through 10, Section 13 and Section 15 of this Agreement, shall survive and continue in full force and effect in accordance with their terms notwithstanding the termination or expiration of this Agreement or the Employment Term.

12. At-Will Employment; Board Service. Nothing in this Agreement will be held or construed to create a contract of employment for a definite term or otherwise alter Executive’s status as an “at-will” employee, and Executive or the Board, the Company or the Employing Entity may terminate Executive’s employment at any time and for any reason (or no reason), subject to the payment and notice obligations set forth in this Agreement and the provisions of this Agreement that expressly survive such termination. If requested by the Board at any time or from time to time during the Employment Term, for no additional compensation. Executive will serve on the Board or on the board of directors, board of managers or equivalent governing body of the Company or any of its affiliates and, if so requested by the Board will promptly resign therefrom. At the end of the Employment Term, Executive will offer to resign from all such positions.

13. WAIVER OF JURY TRIAL. AS SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

14. Corporate Opportunities. During the Employment Term, Executive shall submit to the Board all business, commercial and investment opportunities or offers presented to Executive or of which Executive becomes aware that relate in whole or in part to any of the businesses, products or services of the Business (or to any business, product or service the Company or an affiliate is in the process of developing) (“Corporate Opportunities”). Unless approved by the Board, Executive shall not, directly or indirectly, accept or pursue on Executive’s own behalf, or offer to any other person the opportunity to accept or pursue, any Corporate Opportunities.

15. Miscellaneous Provisions.

15.1 No Third-Party Beneficiaries. This Agreement will not confer any rights or remedies upon any person other than the Company and its affiliates and Executive.

15.2 Successors; Binding Agreement. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Company and its successors and assigns and Executive and Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. Nothing in this Agreement shall obligate the Company or any of its affiliates to enter into any definitive agreement with respect to the Merger or to consummate any transaction with respect thereto.

15.3 Assignment.

(a) Not by Executive. This Agreement is personal to Executive, and Executive may not assign or transfer any part of Executive’s rights or duties hereunder, or any compensation due to him hereunder, to any other person. Notwithstanding the foregoing, this Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators and heirs.

(b) By the Company. This Agreement shall be assignable and transferable by the Company, at any time, to any successor or any parent, subsidiary or other affiliate of the Company without the consent of Executive. The failure of an acquirer to assume this Agreement (as is, with reasonable adjustments for the change in entities) in connection with a Change in Control shall be deemed to be a material breach of this Agreement.

15.4 Notices. All notice and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, five days after deposit in the United States mail, postage prepaid, or one day after deposit for next day delivery with a nationally recognized overnight courier, addressed (a) if to Executive, to his address as it appears in the records of the Company or [ENTITY], and if to the Company or the Employing Entity to both (i) [COMPANY CONTACT INFORMATION], Attention: General Counsel and (ii) [EMPLOYING ENTITY CONTACT INFORMATION], Attention: General Counsel, or (b) to such other address as either party shall have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

15.5 Governing Law: Arbitration. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas. The parties agree that (except as set forth below in this Section 15.5) any dispute or controversy arising out of or relating to this Agreement, the interpretation hereof or the relationship of the parties hereunder will be settled by arbitration before a single arbitrator to be held in the City of Dallas in the State of Texas in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association; provided, however, that the arbitrator will be knowledgeable in industry standards and practices, the power of the arbitrator will be limited to interpreting this Agreement as written, the arbitrator’s monetary award (if any) will be within the ranges proposed in good faith by the parties to such arbitration, and the arbitrator will state in writing the reasons for his or his award and the legal and factual conclusions underlying the award. The award of the arbitrator will be final, and judgment upon the award may be confirmed and entered in any court, state or federal, having jurisdiction. Unless the arbitration award otherwise provides, the Company and Executive will each bear (i) its own expenses in connection with such arbitration and (ii) one-half of the fees and expenses of the American Arbitration Association and the arbitrator. Each party hereto agrees that it waives any objection, and specifically consents to, venue in the federal or state courts located in the State of Texas so that any action at law or in equity may be brought to enforce an arbitration award or in equity to seek equitable relief provided for in Section 15.8.

15.6 Presumption/Construction. This Agreement or any section or provision of this Agreement will not be construed against any party due to the fact that such Agreement or section was drafted by such party. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent and no rule of strict construction shall be applied against any party.

15.7 Miscellaneous. As used herein, unless the contest otherwise requires, (i) the term “person” means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity; (ii) the terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision hereof; (iii) the terms “include,” “includes” and “including” are deemed to be followed by the words “without limitation,” and any list of examples following such terms shall in no way restrict or limit the generality of the word or provision with respect to which such examples are provided; (iv) the terms “shall” and “will” are used interchangeably throughout this Agreement, and the use of either connotes a mandatory requirement; (v) the term “or” is not meant to be exclusive, and shall be interpreted as “and/or”; and (vi) the section headings set forth in this Agreement are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

15.8 Injunctive Relief. Executive acknowledges that the covenants contained in this Agreement are reasonable in scope and duration, do not unduly restrict Executive’s ability to engage in his livelihood, and are necessary to protect the Company’s and the Business’s legitimate business interest from irreparable harm. Executive further acknowledges that breach of any of the covenants contained in Sections 6, 7, 8, 9, 10 or 14 of this Agreement by Executive could result in irreparable harm to the Employing Entity or the Company and that money damages could be inadequate. Therefore, in addition to any other remedy at law or equity available to the Employing Entity or the Company, Executive acknowledges that the Employing Entity and the Company shall be entitled to seek injunctive relief, including specific performance, from a court of competent jurisdiction without the requirement to post a bond or other security or to actual damages, in the event of any actual or threatened breach or continued breach of any of the covenants identified above.

15.9 Extension of Time Period. Executive acknowledges and agrees that any violation by Executive of any covenant contained in Section 9 of this Agreement shall automatically toll and suspend the running of the applicable time period for that covenant for the period of time that the violation continues. Any such covenant shall remain in full force and effect and shall bind Executive throughout the period of any such tolling and suspension. The running of the applicable time period for any such covenant shall recommence upon the conclusion of the violation of such covenant.

15.10 Executive’s Cooperation. During the Employment Term and indefinitely thereafter, Executive shall cooperate with the Company in any internal investigation or administrative, regulatory or judicial proceeding as reasonably requested by the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into Executive’s possession).

15.11 Amendments. This Agreement may not be changed, waived, discharged or terminated orally, but only by an instrument in writing, signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

15.12 Waiver. A party may extend the time for or waive the performance of any obligation of the other, waive any inaccuracies in the representations or warranties by the other, or waive compliance by the other with any of the covenants or conditions of this Agreement. Any such extension or waiver shall be in writing and signed by the parties. No such waiver shall operate or be construed as a waiver of any other or subsequent act or omission.

15.13 Executive’s Representations. Executive hereby represents and warrants that (i) the execution, delivery and performance of this Agreement by Executive are not restricted, limited or otherwise inhibited by, and do not and will not, with or without notice or lapse of time or both, conflict with breach, violate or cause a default under, any contract, agreement, duty, obligation, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound, (ii) Executive will not, in the course of Executive’s employment with the Employing Entity, use or disclose any confidential or proprietary information of any former employer or other person for whom Executive performed services of any kind, (iii) Executive is not a party to or bound by any employment agreement or noncompetition agreement with any other person, or any confidentiality agreement with any other person which confidentiality agreement would reasonably be expected to restrict, inhibit or prevent Executive’s performance hereunder, and (iv) upon the execution and delivery of this Agreement by the Company, this Agreement will be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive further acknowledges and represents that Executive has consulted with independent legal counsel regarding Executive’s rights and obligations under this Agreement and that Executive fully understands the terms and conditions contained in this Agreement.

15.14 Sect ion 409A.

(a) General Compliance. This Agreement is intended to comply with Section 409A of the Code and the regulations and guidance thereunder (“Section 409A”) or an exemption therefrom and shall be construed and administered in accordance with this intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Employing Entity be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Executive on account of non-compliance with Section 409 A.

(b) Specified Employees. Notwithstanding any other provision of this Agreement, if any payment or benefit provided to Executive in connection with his termination of employment is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and Executive is determined to be a “specified employee” as defined in Section 409A(a)(2)(b)(i) who is subject to a six-month delay in payment, then such payment or benefit shall not be paid until the first payroll date to occur following the six-month anniversary of the termination date or, if earlier, on Executive’s death.

(c) Reimbursements. Notwithstanding to the contrary in this Agreement or the Employing Entity policy with respect to such payments, in kind benefits and reimbursements provided under this Agreement during any tax year of Executive shall not affect in kind benefits or reimbursements to be provided in any other tax year of Executive and are not subject to liquidation or exchange for another benefit. Notwithstanding anything to the contrary in this Agreement, reimbursement be timely submitted by Executive and, if timely submitted, reimbursement payment shall be made to Executive in accordance with the Employing Entity’s policies regarding reimbursements, but in no event later than the last day of the taxable year following the taxable year in which the expense was incurred. This Section 5.14(c) shall only apply to in kind benefits and reimbursements that would result in taxable compensation income to Executive.

15.15 Section 280G. In the event that the compensation and other benefits provided for in this Agreement or otherwise payable to Executive (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) but for this Section 15.15, would be subject to the excise tax imposed by Section 4999 of the Cede or would be non deductible under Section 280G of the Code, then such pay and benefits will be either:

(a) delivered in full, or

(b) delivered as to such lesser extent which would result in no portion of such compensation and other benefits being nondeductible under Section 280G of the Code or subject to excise tax under Section 4999, of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Executive on an after-tax basis, of the greatest amount of compensation and benefits, notwithstanding that all or some portion of such compensation and benefits may be taxable under Section 4999 of the Code. If a reduction is required pursuant to the preceding sentence, the reduction shall occur in the manner (the “Reduction Method”) that results in the greatest economic benefit for Executive. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata (the “Pro Rata Reduction Method”). Notwithstanding the foregoing, if the Reduction Method or the Pro Rata Reduction Method would result in any portion of the payments being subject to taxes pursuant to Section 409A of the Code that would not otherwise be subject to taxes pursuant to Section 409A of the Code, then the Reduction Method and/or die Pro Rata Reduction Method, as the case may be, shall he modified so as to avoid the imposition of taxes pursuant to Section 409A of the Code as follows: (A) as a first priority, the modification shall preserve to the greatest extent possible, the greatest economic benefit for Executive as determined on an after-tax basis; (B) as a second priority, the payments that are contingent on future events (e.g., being terminated without Cause), shall be reduced (or eliminated) before the payments that are not contingent on future events: and (C) as a third priority, the payments that are “deferred compensation” within the meaning of Section 409A of the Code shall be reduced (or eliminated) before the Contingent Payments that are not deferred compensation within the meaning of Section 409A of the Code. Unless the Company and Executive otherwise agree in writing, any extermination required under this Section will be made in writing by accountants designated by the Company immediately prior to Change in Control (the “Accountants”), whose determination will be conclusive and binding upon Executive and the Company for all purposes for purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive will furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company will bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 15.15.

The Company shall make reasonable efforts to procure a vote under the Code Section 280G regulations rendering Code Section 280G inapplicable to payments to Executive.

15.16 United States Federal and State Withholding Taxes. The Employing Entity shall deduct the amount of all required United Slates federal and state and any other withholding taxes to be deducted from any amounts payable to Executive pursuant to this Agreement in accordance with Executive’s Form W-4 on file with the Employing Entity and all applicable employment taxes.

15.17 Severability. If any provision, portion or clause of this Agreement as applied in whole or in part to any circumstances is ruled by an arbitrator or court of competent jurisdiction to be invalid or unenforceable, then the ruling shall not affect any other provision, portion or clause of this Agreement, the application of such provision, portion or clause in any other circumstances or jurisdiction, or the validity or enforceability of this Agreement as a whole or any other provision, portion or clause hereof.

15.18 Entire Agreement. This Agreement contains the entire agreement of the parties with respect to Executive’s employment and his and the Employing Entity’s undertakings as contemplated by this Agreement, and supersedes all prior understandings and agreements of the parties and their affiliates, whether written or oral, with respect to the subject matter of this Agreement (including, without limitation, the Prior Employment Agreement).

15.19 Confidentiality of Agreement. This Agreement and its terms shall be kept confidential by Executive, except that Executive may disclose the terms of this Agreement on a confidential basis to Executive’s attorneys and accountants and to Executive’s family.

15.20 Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, together, shall constitute a single instrument. Any counterpart signed or delivered by electronic means intended to preserve the original graphic and pictorial appearance of a document, or by any combination of such means, shall constitute effective execution and delivery thereof.

[Signature Page follows]

IN WITNESS WHEREOF, each of the Company and Executive has executed this Agreement as of the date first above written.

SIERRA PRIVATE INVESTMENTS, L.P.

By:	/s/ Peter Berger
Name:	Peter Berger
Title:	Director

ACKNOWLEDGED AND AGREED:

PARDEEP KOHLI

/s/ PARDEEP KOHLI